                                                                   EXHIBIT 10.83



                                                        ________________, 19__


Big O Tires, Inc.
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Dealer

11755 E. Peakview Avenue
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Address

Englewood, CO  80111
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City, State & Zip Code

                     Re: Ultimate Net Loss Dealer Agreement
                         With Portfolio Purchase:  Overall Percentage
                                                   Blocked by Year

Gentlemen:

You have advised us that you wish to offer for sale to us a "Portfolio" (as hereinafter defined) and certain other "Paper" (as hereinafter defined) from time to time, and we have indicated our willingness to purchase the Portfolio and to consider purchasing other Paper, subject to the terms of this Agreement. In furtherance thereof, we agree as follows:

 1.   DEFINITIONS.

For the purpose of this Agreement:

(a) "Agreement" shall mean this Agreement between CIT and the Company, as the same may be amended, modified or supplemented from time to time.

(b) "CIT" shall mean The CIT Group/Equipment Financing, Inc., a New York corporation.

(c)  "Company" shall mean Big O Tires, Inc., a Nevada corporation.

(d) "Customer" shall mean the lessee or debtor, as the case may be, under any item of Paper.

(e) "Disbursement Letter" shall mean a letter which sets forth the Purchase Price of Paper, the method of calculation thereof, and other information relating thereto, if any, which shall be deemed to be agreed to by the Company and CIT upon the Company's acceptance of the Purchase Price, paid by CIT.

(f) "Equipment" shall mean the machinery and equipment, accounts receivable, fixtures, inventory, other personal property and proceeds thereof covered by any Paper.

(g) "Fiscal Year" shall initially mean the period beginning on the date of this Agreement and ending December 31, 1994, and thereafter each calendar year, or uncompleted portion thereof, during the term of this Agreement.

(h)  "Paper" shall mean all chattel paper (as defined in the Uniform Commercial
     Code), now existing or hereafter arising out of the sale or lease by the Company of any Equipment to any Customer, including without limitation, equipment leases, conditional sale contracts, and loan and security agreements.

(i) "Portfolio" shall mean the Paper which is specifically described on Schedule A annexed hereto.

(j) "Portfolio Purchase Price" and "Purchase Price" shall have the meanings set forth in Paragraph 4 of this Agreement.

(k) "Related Documents" shall mean, with respect to any Paper, related instruments, guaranties, security agreements, representations and warranties, letters of credit, financing statements, recourse agreements, certificates of title, and other documents.

 (l) "Repurchase Price" shall mean, the Unpaid Balance (as defined herein) of any item of Paper, plus any and all out-of-pocket expenses, and the amount (if any) by which the Portfolio Purchase Price or Purchase Price paid for such Paper exceeds the Unpaid Balance (as of the date of purchase) discounted to present value using the discount rate used to compute its Portfolio Purchase Price or Purchase Price, and less unearned interest or finance charges computed as CIT customarily computes such rebates. The unearned interest or finance charges shall be computed on the basis of actual days elapsed using a 360-day year. The term "out-of-pocket expenses" shall include (without limitation) the cost of repossession of Equipment, storage and sale of Equipment, compliance with applicable legal requirements, reasonable attorneys' fees and court costs, and like expenses incurred by CIT in connection with such Paper.

(m) "Unpaid Balance" shall mean the aggregate unpaid balance of any item of Paper (including interest or finance charges) or the aggregate unpaid rentals thereunder, as the case may be, including (without limitation) the amount of any purchase option price, renewal option, or put option price (e.g., price payable by a Customer under a purchase agreement upon demand by Company) to the extent included in the computation of the Purchase Price for such Paper.

 2.   SALE OF PAPER.

Subject to the terms and provisions of this Agreement the Company hereby:

(a) sells, assigns and transfers to CIT all of the right, title and interest of the Company in and to the Portfolio; and

(b) offers to sell to CIT all Paper as may be created from time to time ("Future Paper") and CIT shall have the right to purchase such of the Future Paper as is acceptable to CIT on mutually agreeable terms and conditions. Any sale or purchase of Paper shall include all of the right, title, and interest of the Company in and to all:

  (i)    Related Documents;

  (ii)   Equipment, wherever located;

  (iii) rentals, installments and other payments due and to become due thereunder including, without limitation, all amounts payable by Customers upon the exercise of any renewal options or purchase options or for any put option price (to the extent included in the computation of the Purchase Price as reflected in a Disbursement Letter) and all rights to the proceeds of insurance covering the Equipment under any paper together with all of the rights and remedies of the Company thereunder and under any Related Documents, including the right to take in the Company's name, any and all proceedings legal, equitable or otherwise, that the Company might otherwise take save for this assignment; and

  (iv)   proceeds thereof.

  CIT shall have, in addition to all other rights hereunder, the right to:

  (1) receive and retain any and all payments and rights thereto under any item of Paper;

  (2) use or sell and dispose of Equipment and any of the Company's rights thereto; and

  (3) apply and use such payments, rights, Equipment and proceeds to satisfy any and all obligations of the Company hereunder.

CIT does not assume any of the obligations of the Company under any Paper and shall have no duties in respect thereof.

3.  TIME AND PLACE OF CLOSING.

The closing for the purchase of the Portfolio under this Agreement shall be held at 3:00 p.m. on November, 30, 1994 (the Portfolio Closing Date) at 11755 E. Peakview Avenue, Englewood, CO and the subsequent sale of any Paper shall be held from time to time at such time and place as the Company and CIT may mutually designate.

 4.  PURCHASE PRICE - PORTFOLIO AND FUTURE PAPER.

(a) In consideration of the sale by the Company to CIT of the Portfolio pursuant to this Agreement, CIT hereby agrees to pay to the Company the sum of $________________ (the "Portfolio Purchase Price") which is based on the method of calculation described in Paragraph 5 hereof. The Company warrants and represents that all statements made and balances shown on Schedule A and in any related Disbursement Letter of the Company to CIT are true and correct as at the Portfolio Closing Date and acknowledges that the determination of the Portfolio Purchase Price has been made in reliance upon the accuracy of such information.

(b) For each item of Future Paper which is acceptable to CIT, CIT hereby agrees to pay to the Company the purchase price for such item of Paper (the "Purchase Price"), which is based upon the manner of calculation described in Paragraph 5 hereof.

(c) On the Portfolio Closing Date and the closing date for any Future Paper, CIT shall deliver its check to the order of the Company (or make payment in such other place or manner as the Company and CIT may agree) in the amount of the Portfolio Purchase or the Purchase Price.

 5.  COMPUTATION OF PORTFOLIO PURCHASE PRICE AND PURCHASE PRICE FOR FUTURE
PAPER.

(a)  PORTFOLIO PURCHASE PRICE
     The sum of all present values of the items of Paper set forth on Schedule A and in any related Disbursement Letter as at the Portfolio Closing Date shall be the Portfolio Purchase Price and, in making the computation thereof, the Company warrants that all such present values have been determined by the Company as at the Portfolio Closing Date (assuming installment payments becoming due prior to the Portfolio Closing Date shall be retained by the Company) using a discount rate per year sufficient to yield an interest return on CIT's investment in the Portfolio (i.e., the Portfolio Purchase Price) equal prime rate of Chemical Bank plus 50 basis points plus 2% and; to an actuarial rate of 10 (10%) percent per annum; and prime rate of Chemical Bank plus 2%.

(b)  PURCHASE PRICE
     The Purchase Price for each item of Future Paper which is acceptable to CIT, shall be the discounted present value thereof, using a discount rate per year sufficient to yield an interest return on CIT's investment in the Future Paper equal to an actuarial rate to be mutually agreed upon by the Company and CIT in each case, the "Purchase Price," and shall be set forth in a Disbursement Letter.

 6.  DELIVERY OF PAPER AND OTHER DOCUMENTS TO CIT.

Concurrently with the payment pursuant to Paragraph 4 of this Agreement of the Portfolio Purchase Price for the Portfolio or the Purchase Price for Future Paper, the Company shall deliver to CIT:

(a)  the original counterparts of all items of the Paper;

(b) all original copies of Related Documents, except for executed copies retained by lessee or debtor;

(c) the acknowledgment copies of Uniform Commercial Code financing statements filed by the Company against each Customer in all appropriate jurisdictions covering the Equipment which is described in such Paper, and duly assigned to CIT, in form and substance satisfactory to CIT;

(d) copies of the purchase orders, invoices and executed bills of lading with respect to such Equipment if the Paper represents the financing of the purchase thereof;

(e) evidence of insurance coverage on such Equipment, insuring CIT's interest therein and otherwise in form and substance satisfactory to CIT; and

(f) such other documents and instruments as CIT may request duly executed by the Company to further implement and effectuate the purposes of this Agreement.

 7.  WARRANTIES ON PAPER; DOCUMENTATION.

(a) As to each item of Paper now or hereafter assigned by the Company to CIT, the Company warrants, represents and guarantees that:

   (1) such Paper will be paid and performed in accordance with its terms thereunder, subject however to the provisions of Paragraph 13 hereof;

   (2) it is the owner of the Equipment described in the Paper or has a perfected first security interest or lien thereon effective against all persons and free from all security interests, liens and encumbrances, except for the rights of the Customer under the particular item of Paper, and any security interests or liens in favor of CIT;

   (3) it has accomplished any filing, recordation or any other action (including registration on a certificate of title, if applicable) which is required to perfect the first security interest in the Equipment;

   (4) such Paper and all accompanying guaranties, waivers and other instruments are true, valid, genuine, binding and enforceable in accordance with their respective terms;

   (5) such Paper is the only paper with respect to the Equipment described therein;

   (6) such Paper is and will continue to be free from defenses, setoffs and counterclaims of any kind and no suit or any legal action or proceeding, administrative, judicial or otherwise has been brought or threatened to be brought by or against the Company in connection therewith;

   (7) all signatures, names, addresses, amounts and other statements of fact contained therein are true and correct;

   (8) the Equipment has been delivered (where applicable) to the Customers under such Paper and has been unconditionally accepted by and is presently in the actual possession of and being used by such Customers in their respective business operations and is in good operating condition;

   (9) it has no knowledge of any denial or liability or the assertion of any claim of invalidity or other defense by any Customer on any such Paper;

  (10) any discounts or adjustments to which it has agreed are written and apparent on the face of such Paper;

  (11) it shall comply with all its warranties and other obligations with respect to the Equipment covered by such Paper;

  (12) such Paper conforms to all applicable laws and regulations;

  (13) it has not sold, assigned or encumbered any such Paper or the Equipment covered thereby to others or done any act to impair the validity or enforceability of any such Paper;

  (14) the substance and form of any document used by the Company is and will be legally sufficient and enforceable and in full compliance with any and all applicable Federal, State or local laws, regulations and rules;

  (15) the Customer under each such item of Paper shall have taken all necessary corporate or other action and shall have obtained all necessary permits or authorizations with respect to its execution and delivery of such Paper and its performance thereof;

  (16) the computation of all interest, fees and other charges, if any, under any item of Paper has been accurately made and charged and is in full conformity with all applicable laws and regulations;

  (17) the Company's records pertaining to the Paper are accurate in all material respects;

  (18) the transaction giving rise to such Paper and the sale and delivery of the Equipment to the Customer conform with all applicable laws, rules or regulations;

  (19) no payments have been made on such Paper by the Company, any affiliate or by a merchant who referred the Customer to the Company; except that payments have been made on accounts #851, #873 and #926, #927 and #931, #941.

  (20) no Customer or any endorser or guarantor thereof is the subject of any bankruptcy or insolvency proceeding;

  (21) any insurance policies, certificates and coverages relating thereto conform with all applicable laws and regulations;

  (22) as of the date of purchase of the Paper, any Equipment covered thereby has not been destroyed, repossessed, sold or substantially damaged; and

  (23) the Equipment described in the Paper is adequately covered by enforceable casualty insurance.

All additional assignments, schedules and other documentation with respect to the transfer of Paper to CIT shall be in form and substance acceptable to CIT.

(b) The Company shall not, without the prior written consent of CIT waive, modify, extend, renew, release, or discharge the terms of any Paper, or release any Equipment covered thereby, repossess Equipment or consent to the return thereof, or accept collections payable thereunder (except payments due under any item of Paper prior to the closing date on which it was sold by the Company to CIT).

(c) In purchasing any item of Paper under this Agreement, the Company acknowledges that CIT shall be relying upon the warranties of the Company as to such item of Paper, and agrees that the knowledge of CIT of any breach of any such warranties at the time of its purchase of any item of Paper or the failure of CIT to call any such breach to the attention of the Company, shall not impair, limit or constitute any waiver of any such warranties or of the obligations of the Company with respect to such Paper, and that the Company shall remain fully liable for any such breach. Furthermore, the review of any such Paper by CIT and the furnishing of any comments in respect thereof to the Company, or the failure to do so in any case, shall not impair, limit, or constitute any waiver of any of the obligations or warranties of the Company with respect to such Paper.

(d) In the event any filing or recording of any financing statements or documents are made by CIT, or any such financing statements or documents are prepared by or the execution thereof are supervised by CIT in respect of any Paper, it shall be solely for the convenience of the Company and shall in no way impair, limit or constitute any waiver of the obligations or warranties of the Company with respect to its obligation to assure due compliance with any filing requirements; except to the extent that CIT fails to make any such filings or recordings, and to prepare and supervise the execution of any such financing statements and documents in accordance with its usual practices with respect to financing arrangements of that type or to adhere to the same standards of conduct as would be the case if it were making such financing arrangements directly with the Customer.

 8.  WAIVERS; NOTIFICATION OF CUSTOMERS.

The Company hereby waives presentment, demand, notice of nonpayment, notice of dishonor, and protest as to all Paper sold to CIT hereunder. The Company shall notify all Customers under Paper which is now or hereafter purchased by CIT to make all future payments directly to CIT at such address as CIT shall specify. The Company shall transmit and deliver to CIT, immediately upon receipt thereof, all payments on account of any Paper which the Company may receive subsequent to CIT's purchase thereof. The Company agrees that CIT may endorse in the Company's name, all remittances received and all notes or other instruments (if any) evidencing obligations under the Paper and any assignments thereof. CIT shall, in the ordinary course of business, provide the Company with periodic notices of payment defaults under Paper, in accordance with its usual practices, provided, however, that the failure of CIT to provide such notice in any case shall not affect the Company's obligations under this Agreement or impose any liability upon CIT. The Company agrees that so long as CIT in good faith believes such action to be appropriate under the circumstances, CIT may take any of the following actions with respect to any Paper or any Related Documents, and any Customer or other party obligated thereunder, without impairing, limiting or otherwise affecting the obligation of the Company under this Agreement:

(a) make changes, modifications, amendments or alterations, by operation of law or otherwise;

(b) grant releases or discharges on terms satisfactory to CIT, or by operation of law; except that CIT excpressly agrees not to release any franchise right of the Company.

(c)  settle, compromise or adjust any rights, claims or liabilities;

(d)  grant renewals and extensions of time, for payment or otherwise; and

(e) permit the substitution of a Customer or any other party obligated thereunder.

 9.  ADDITIONAL WARRANTIES BY THE COMPANY.

The Company represents, covenants and warrants to CIT that:

(a) the Company is duly organized, validly existing and in good standing under laws of its state of incorporation and the Company is duly qualified as a foreign corporation to do business in each state in which the leasing or ownership of property or the nature of the business of the Company requires such qualification;

(b) the Company has good and marketable title to all properties and assets, whether real or personal, shown on the latest balance sheets of the Company furnished to CIT prior to the execution of this Agreement, subject to no mortgage, security interest, pledge, lien or encumbrance except as are shown on said balance sheets and except for current taxes not now in default, and since the date of the latest of such balance sheets there has been no material adverse change in the condition, financial or otherwise, of the Company from that shown on said balance sheets;

(c) at the date of such balance sheets, the Company has no material (individually or in the aggregate) liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, due or to become due, other than as reflected or reserved against in said balance sheets, and there have been no material changes since such date, and the Company has no material liability for federal or state income taxes other than as shown on said balance sheets and except for taxes relating to operations since the date of said balance sheets and no federal or state tax deficiency assessment has been made or threatened against the Company and there is no pending claim of deficiency or recommendation of the assessment of any deficiency against the Company;

(d) the execution and delivery of this Agreement and the performance thereof by the Company are not in violation of any provisions of the Company's Certificate of Incorporation or By-laws or any indenture or mortgage or other Agreement to which the Company is a party or under which it may be bound;

(e) all Paper sold or assigned to CIT hereunder at the time of sale or assignment thereof is owned by the Company free and clear of all security interests, liens, encumbrances and claims in favor of others;

(f) the Company has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement; and

(g)  during the term of this Agreement, it will furnish CIT:

   (i) within 95 days after the end of each Fiscal Year, a balance sheet and statements of profit and loss and surplus of the Company as at the end of such Fiscal Year, all prepared in accordance with generally accepted principles and practices of accounting consistently applied, and certified by independent certified public accountants selected by the Company and approved by CIT, such approval not to be unreasonably withheld;

  (ii) within 50 days after the end of each of the first three quarters of each Fiscal Year, a balance sheet of the Company and statements of profit and loss and surplus as at the end of such quarter, all prepared in accordance with generally accepted principles and practices of accounting consistently applied and certified by the chief financial officer of the Company; and

 (iii) from time to time, such further information regarding the business affairs and financial condition of the Company as CIT may reasonably require.

10. REPURCHASE OF PAPER.

In the event that CIT reasonably determines that:

(a) there has been or may be any breach of any warranty,representation, covenant or other obligation of the Company made herein; or

(b) the Equipment covered by any Paper shall have been surrendered, damaged beyond repair, destroyed or abandoned by the Customer or repossessed; or

(c) as to any item of Paper, the Customer thereunder shall have defaulted in the payment of its obligations thereunder and such default shall have continued uncured by such Customer for 61 days or more, it shall be the obligation of the Company, upon demand by CIT promptly to repurchase the Paper and pay the Repurchase Price for any paper affected by such breach, failure or default. However, in the case of Subparagraph 10(c), provided that none of the events described in Subparagraphs 10(a) or 10(b) have occurred, the Company shall have 30 days after CIT's demand to repurchase such Paper.

The Repurchase Price shall be an amount computed as set forth in Paragraph 1(l), less any insurance proceeds previously received by CIT attributable to Equipment covered by the Paper by reason of events referred to in Subparagraph 10(b) above. In the event of any failure by the Company to repurchase any item of Paper, CIT may (but shall not be required to) liquidate such Paper, including the repossession and disposition of Equipment, and the Company shall be liable for any resulting deficiencies and all reasonable expenses incurred in connection therewith. Any repossessed Equipment may be sold for cash or on credit and the net sale proceeds received by CIT shall be considered in computing the deficiency obligation owed by the Company.

If an event described in Subparagraph 10(a) or 10(b) above shall occur, the repurchase of Paper and payment of the Repurchase Price resulting therefrom shall be made whether or not the Customer is in default under the Paper. The repurchase of any Paper and the payment of any Repurchase Price hereunder shall not limit or restrict CIT's right to recover any other damages or expenses resulting from breach of this Agreement or to be indemnified as hereinafter set forth.

11. DEFAULT BY THE COMPANY.

In the event:

(a) the Company shall fail to repurchase and pay for any item of Paper from CIT, as provided in Paragraph 10; or

(b) the Company defaults in any other payment obligations, or in the performance or observance of any other covenant, agreement, warranty, representation, or provision contained in this Agreement, or any other agreement with CIT, and such default shall have continued for a period of 20 days after notice thereof to the Company from CIT, or if the default is curable but cannot, in CIT's judgment, be cured within said 20-day period, then within an additional 20 days if the Company commences promptly to cure such default and pursues its best efforts to cure same with continuity and diligence; or

(c) the Company defaults in the payment of any indebtedness of the Company or under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed, or guaranteed by the Company and such default shall continue for more than the period of grace, if any, therein specified, and such indebtedness be declared due and payable; or

(d) the Company shall cease to do business as a going concern; admit in writing its inability to pay its debts generally as they become due; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; or a complaint or petition or answer seeking reorganization or arrangement or any similar relief under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state is filed by the Company or against the Company and not dismissed within 60 days; or a court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver, trustee, liquidator or conservator (or shall otherwise assume custody or control) of the Company or of the whole or any substantial part of its assets; or

(e) any information furnished by or on behalf of the Company to CIT relating to the sale of any Paper or the financial condition or business affairs of the Company is determined by CIT to be false or misleading in any material respect;

then, if such default shall be continuing, the Company shall, at the option of CIT, without requiring any tender of Paper, promptly repurchase on demand all of the Paper then held by CIT for the aggregate Repurchase Price thereof. Until payment therefor, CIT may (but shall not be required to) liquidate said Paper, including the repossession and disposition of Equipment, and the Company shall be liable for any resulting deficiencies and all reasonable expenses incurred in connection therewith. Any repossessed Equipment may be disposed of for cash or on credit and the net proceeds received by CIT shall be considered in computing the deficiency obligation owed by the Company. Upon the Company's failure within 10 days after demand to repurchase Paper pursuant to this Paragraph, CIT shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and may at any time sell or otherwise dispose of such Paper or any part thereof in a commercially reasonable manner at public or private sale, on at least 10 days' notice to the Company. The Company shall be liable for any difference between its aggregate repurchase obligations on Paper sold to CIT and the net proceeds to CIT of any said sale or disposition, after deducting all costs, charges and expenses incurred in connection therewith, including reasonable attorneys' fees, and other legal expenses. CIT may also institute an action against the Company in a court of competent jurisdiction for a judgment in the amount of the aggregate Repurchase Price of the Paper then held by it, plus any attorneys' fees, costs and expenses incurred by it in enforcing its rights and remedies. All rights and remedies of CIT under this Agreement or any applicable law shall be cumulative.

12. REASSIGNMENT.

Concurrently with the payment by the Company of the Repurchase Price pursuant to Paragraphs 10 or 11 for any item of Paper, CIT shall reassign such item of Paper to the Company, without recourse and without representation or warranty except that CIT shall warrant that it has title to the Paper free and clear of liens and encumbrances created by or through CIT. At the request of the Company, CIT shall provide the Company with copies of appropriate documents or computerized material relating to repurchased Paper showing CIT's payment records in respect thereof. All financing statements relating to the subject Paper shall be reassigned to the Company and CIT shall deliver to the Company such original copies of the Paper and Related Documents as may have been previously delivered to CIT by the Company. Prior to the repurchase by the Company, CIT shall file UCC continuation statements, if appropriate, with respect to Paper assigned to it by the Company under this Agreement; however, any failure of CIT to file any such continuation statements shall not be a defense to any repurchase of the related item of Paper by the Company if any lapse in filing is subsequently cured by a new filing without any intervening security interest or lien, or if any such lapse in filing would not otherwise have caused a loss to the Company in respect of such Paper, or if there is such a lapse which results in any intervening security interest or lien, then only to the extent of the actual loss proximately resulting therefrom.

13. ULTIMATE NET LOSS.

(a) Except as otherwise provided in Subparagraph 13(i) and as long as the Company shall not be in default hereunder, the Ultimate Net Loss of the Company arising out of its obligation to repurchase Paper under this Agreement, with respect to Paper purchased by CIT, shall not exceed
     fifty percent             (   50 %) percent of the aggregate Unpaid
     Balances of all such Paper purchased by CIT, computed as at the date of such purchase.

(b) "Ultimate Net Loss," as used herein, shall mean with respect to Paper purchased hereunder, the sum of:

   (i) all payments made by the Company to CIT upon its repurchase of such Paper; and

  (ii) the reasonable out-of-pocket expenses incurred by the Company in connection with any recoveries made in the liquidation by it of such Paper and the Equipment covered thereby; but less

 (iii) the total amount realized by the Company from all sources upon the liquidation of such Paper and the Equipment covered thereby (including any resale of Equipment as to which the Company or any affiliate of the Company has acquired title in default proceedings under the Paper or in satisfaction of the Customer's obligations thereunder) repurchased by the Company from CIT, including recoveries from any party liable on such Paper or any Related Documents and from the sale, lease, or other disposition of Equipment under such Paper.

(c) The amount actually received by CIT in cash on any claim in any bankruptcy, receivership, arrangement, or similar proceeding of the Company shall be deemed an amount paid by the Company to CIT under Subparagraph 13(b)(i) above in computing any Ultimate Net Loss hereunder.

(d) The Company agrees to take all necessary and appropriate action to recover as much as possible from all parties liable on Paper repurchased by it pursuant to Paragraph 10 of this Agreement and from the Equipment covered thereby. In computing the Ultimate Net Loss sustained by the Company, if the Paper was repurchased pursuant to Paragraph 10 of this Agreement:

    (i) there shall not be included as a loss any portion of the amount paid to CIT in the repurchase of any item of Paper, unless and until the Company shall have made a bona fide sale of the Equipment covered by such Paper and shall have used its best efforts to recover any amounts owing thereon from all parties liable therefor; and

   (ii) it shall be deemed that no loss has been suffered by the Company on any such item of repurchased Paper, if the Company fails, within 120 days after the date on which its repurchase of any such item of Paper shall have been demanded by CIT, to both establish its net loss with respect thereto and to notify CIT in writing of such net loss.

(e) The Company shall continue to fulfill its obligations under Paragraph 10 hereof with respect to all Paper purchased hereunder or during a particular Fiscal Year, as the case may be, until the Company has incurred the Ultimate Net Loss applicable thereto, determined as set forth in Subparagraph 13(a) hereof. Thereafter, the Company shall not be required to make any payments to CIT with respect to the Paper purchased hereunder or during that Fiscal Year, as the case may be, which is subject to such Ultimate Net Loss provisions, and CIT shall, within 30 days of its receipt of written notice from the Company, repay to the Company the amount of the excess, if any, of the net loss of the Company on such Paper over its Ultimate Net Loss, theretofor paid by the Company to CIT.

(f) The Company shall keep separate records with respect to Paper purchased by CIT during each Fiscal Year of all amounts realized by it from the liquidation of Paper repurchased pursuant to Paragraph 10 of this Agreement, including all amounts recovered from those liable on such Paper and all amounts realized from the Equipment covered by such Paper. Upon request, the Company will furnish a written report to CIT, within 30 days of any such request, showing the amount of out-of-pocket expenses incurred in connection with any recoveries made by the Company in the liquidation of such Paper and the amounts realized by the Company from all sources upon the liquidation of such Paper and with respect to any Fiscal Year. CIT shall have the right, at all reasonable times, to audit the records of the Company with respect to such out-of-pocket expenses incurred, recoveries made and amounts realized in respect of such Paper.

(g) If and when the Company shall have incurred 50% of the Ultimate Net Loss with respect to the Paper purchased by CIT in a particular Fiscal Year, it shall not thereafter, with respect only to such Paper, without the prior written consent of CIT:

    (i) sell any Equipment covered by any Paper repurchased by the Company for a price less than the Repurchase Price of such Paper; or

   (ii) compromise or settle the amount owing on any repurchased Paper for an amount less than the Repurchase Price of such Paper.

If CIT fails to so consent within 5 days after its receipt of a written request from the Company to:

    (i) the sale of Equipment covered by such Paper at an offered price less than the amount of the applicable Repurchase Price; or

   (ii) acceptance of an offer from a Customer under such Paper to pay, in compromise or settlement, an amount less than such Repurchase Price (each such offer being herein referred to as "close-out offer");

thereafter, either CIT or the Company (with prior written consent of CIT) within 90 days after such written request, are unable to sell such Equipment for a price, or obtain a settlement or compromise from the Customer in an amount, at least equal to such close-out offer, CIT shall pay to the Company for such Equipment and for all of the Company's right, title and interest in the related Paper, an amount equal to such close-out offer. The payment by CIT to the Company of such close-out offer shall be deemed to be a recovery by the Company under clause (iii) of Subparagraph 13(b) hereof.

(h) The Ultimate Net Loss limitations under this Paragraph 13 shall be reviewed from time to time upon request of the Company but, any change in such limitations shall be subject to the absolute discretion of CIT and evidenced by the prior written consent and approval of CIT, in each instance.

(i) Notwithstanding anything in the foregoing that may be to the contrary, the provisions of this Paragraph 13 for an Ultimate Net Loss by the Company shall in no way impair, limit, or otherwise affect the Company's liability to CIT for:

    (i) any Paper the Company is required to repurchase from CIT pursuant to Paragraph 10(a) or by reason of any breach by the Company of any warranty (other than a warranty of payment) in respect of said Paper under any assignment or endorsement thereof or under this Agreement or any other agreement as to such Paper;

   (ii) any Paper which the Company is required to repurchase from CIT pursuant to Paragraph 11 hereof by reason of the occurrence of a default by the Company;

  (iii) any Paper which the Company shall have purchased from CIT without any prior request or demand by CIT for such repurchase;

   (iv) any Paper which the Company is required to repurchase pursuant to Subparagraph 10(b) hereof; and

    (v) any Paper which the Company shall have failed to repurchase in accordance with Paragraph 10(c) hereof.

14. INDEMNIFICATION.

The Company shall indemnify and hold CIT harmless from any liability, loss, injury or damage, including without limitation, all incidental and consequential damages, together with all reasonable out-of-pocket costs and expenses relating thereto, including legal and accounting fees and expenses arising out of or resulting directly or indirectly from any breach of any of the representations, warranties, covenants, agreements or any other obligation of the Company hereunder or under the Paper or Related Documents.

15. TERM OF AGREEMENT.

This Agreement shall become effective upon acceptance by CIT at its office in 1620 W. Fountainhead Parkway, #600, Tempe, AZ 85282 and shall continue in effect so long as any Paper shall be outstanding (including Paper in liquidation as provided under Subparagraph 13(d) hereof), which was now or hereafter purchased by CIT from the Company, or any other obligations hereunder are outstanding.

16. MODIFICATION AND WAIVER.

No modification or waiver of any provision of this Agreement shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of CIT and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

17. RIGHT TO REPURCHASE.

The Company shall have the right to repurchase any item or paper if the Company informs CIT that the customer and the Company have a dispute arising out of the Franchise Agreement.

18. NOTICES; CHOICE OF LAW; SUCCESSORS AND ASSIGNS.

All notices, offers, demands or replies by any party to this Agreement to any other party shall be in writing and (unless otherwise specified) shall be sent by certified mail, return receipt requested, postage prepaid, or by hand delivery, addressed, as the case may be, to CIT at:


P.O. Box 27248
-------------------------------------------
Address

Tempe, AZ  85285-7248
-------------------------------------------
City                   State         Zip Code

Attention:  Business Center Manager


or to the Company at:


11755 East Peakview Avenue
--------------------------
Address

Englewood, CO       80111
--------------------------------------------
City                   State         Zip Code

or to such other person or address as any party shall designate in writing to the other parties from time to time sent or delivered in like manner, and shall be effective when sent unless otherwise provided in this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be binding upon and inure to the benefit of the Company and CIT and their respective successors and assigns, but nothing herein shall give the Company the right to assign this Agreement or its rights hereunder without the express prior written consent of CIT.

                                       THE CIT GROUP/EQUIPMENT FINANCING, INC.

                       By _________________________  Title ___________________


Accepted and Agreed October 21, 1994


BIG O TIRES, INC.

By:  /s/ John B. Adams, Executive Vice President

Attest:  /s/ Philip J. Teigen, Secretary

Corporate Seal